SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                     ___________________



 Date of Report (Date of earliest event reported) August 22, 2000
                         BICO, INC.
   (Exact name of registrant as specified in its charter)


   Pennsylvania                     0-10822                 25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation)                                      Identification No.)


     2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (412) 429-0673




   ________________________________________________________
               (Former name or former address,
                if changes since last report.)









Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.

          BICO, Inc. subsidiary, Diasensor.com, Inc., announced today that following a significant milestone achievement, the Company expanded its alliance with San Diego, CA based MicroIslet, Inc. with the acquisition of an additional ten percent of the company, increasing Diasensor.com's holdings to twenty percent.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Press Release.

                         SIGNATURES

      Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO
DATED:  August  22, 2000








  BICO, INC.'S SUBSIDIARY, DIASENSOR.COM, EXPANDS ALLIANCE WITH
    MICROISLET, INC. AFTER SIGNIFICANT MILESTONE IS ACHIEVED


     Pittsburgh, PA - August 22, 2000 - BICO, Inc. (OTCBB:BICO) subsidiary, Diasensor.com, Inc., announced today that following a significant milestone achievement, the Company expanded its alliance with San Diego, CA based MicroIslet, Inc. with the acquisition of an additional ten percent of the company, increasing Diasensor.com's holdings to twenty percent.
     The significant milestone achieved is the state of normal glycemia as evidenced by blood glucose measurements, HbA1c results, and glucose tolerance testing of one previously insulin dependent non-human primate. The transplant recipient had severe diabetes with blood glucose readings in excess of 600mg/dl prior to the procedure, which has now restored proper glucose control for a period well into the fourth month, giving the primate consistent blood glucose readings between 80 mg/dl and 110 mg/dl. Of particular interest to the diabetes community is the fact that the MicroIslet approach does not have the limitations related to the supply of islets from human donors or the need for immuno-supression regimens according to John F. Steel, CEO of MicroIslet, Inc.
       This milestone was met in the course of a MicroIslet sponsored research project conducted in the laboratory of Dr. Emmanuel Opara, Ph.D./ Director of Islet Transplant Research at Duke University Medical Center. Full results will be published when the project is complete. MicroIslet has licensed several technologies from Duke University related to Islet Cell Transplantation for insulin dependent diabetes. The technology developed by Dr. Opara represents a unique method for isolation, culture, storage, and immunoprotection of transplanted Islet cells.
     More than 16 million people in the U.S. are currently living with diabetes, and approximately 4 million of these people require daily insulin therapy to help them manage their disease. This population would benefit the greatest from transplanted islets to restore normally functioning, insulin-producing cells instead of treating symptoms of the disease. Estimates indicate that in excess of 100 billion dollars is spent annually in the U.S. on direct and indirect costs associated with diabetes.
     Fred E. Cooper, CEO of BICO, Inc., stated, "BICO and Diasensor.com are elated with the progress realized by MicroIslet in this research project. This expanded alliance and investment in MicroIslet demonstrates the ongoing commitment of Diasensor.com and BICO, its parent, to work toward a cure for diabetes and improved quality of life for those who suffer from the disease."
     BICO, Inc. (formerly known as Biocontrol Technology, Inc.) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. Subsidiary Diasensor.com owns the patents, technology, marketing, and distribution rights to the Diasensor 2000 noninvasive glucose monitor, which was developed by BICO and is currently in the FDA approval process. BICO owns 52% of Diasensor.com, which is also located in Pittsburgh, PA.



FOR FURTHER INFORMATION, CONTACT:
Investors                                  Media
Diane McQuaide                             Susan Taylor
1.412.429.0673 phone                       1.412.429.0673 phone
1.412.279.9690 fax                         1.412.279.5041 fax



INVESTOR RELATIONS NEWSLINE NUMBER:  1.800.357.6204
WEBSITE:  www.bico.com